EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement (Form S-8) pertaining to the 1991 Director Stock Option Plan, 2001 Stock Plan and 2001 Director Stock Option Plan of Hytek Microsystems, Inc. of our report dated March 3, 2004, with respect to the financial statements of Hytek Microsystems, Inc. included in the Annual Report (Form 10-KSB) for the year ended January 3, 2004.

/s/ Ernst & Young LLP

Reno, Nevada

August 16, 2004